For Immediate Release

Date:                      April 29, 2010
Contact:                 Roger S. Deacon
Chief Financial Officer
Phone:                    (215) 775-1435

FOX CHASE BANCORP, INC. ANNOUNCES EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2010

HATBORO, PA, April 29, 2010 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GM: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $551,000 for the three months ended March 31, 2010, compared to net income of $601,000 for the three months ended March 31, 2009, a decrease of 8.3%.

Highlights for the quarter included:

•	Net interest income increased $636,000, or 11.0%, to $6.4 million for the three months ended March 31, 2010, compared to $5.8 million for the three months ended March 31, 2009;
•	Provision for loan losses was $891,000 for the three months ended March 31, 2010, compared to $395,000 for the three months ended March 31, 2009;
•
Noninterest expense increased $229,000, or 4.6%, to $5.2 million for the three months ended March 31, 2010, compared to $5.0 million for the three months ended March 31, 2009, primarily due to a $131,000 increase in FDIC insurance premium expense and a $133,000 increase in salaries, benefits and other compensation primarily as a result of the hiring of a middle market team of lenders in June 2009; and

•	Total assets were $1.16 billion at March 31, 2010, a decrease of $17.4 million, or 1.5% from $1.17 billion at December 31, 2009.

Credit related items as of and for the quarter ended March 31, 2010 include:

•	Allowance for loan losses increased to $10.7 million, or 1.63% of total loans compared to $10.6 million, or 1.65% of total loans at December 31, 2009;

•	Allowance for loan losses to nonperforming loans was 37.6% compared to 35.7% at December 31, 2009;

•	Loan charge-offs totaled $775,000; of which $675,000 was related to one construction loan;

•	Nonperforming assets were $33.6 million or 2.91% of total assets compared to $33.7 million, or 2.87% of total assets, at December 31, 2009;

•	Nonperforming assets were comprised of the following asset classes at March 31, 2010 and December 31, 2009, respectively:

▪	construction loans for residential projects – decreased to $13.0 million from $15.7 million;

▪	commercial real estate loans – increased to $6.1 million from $5.3 million;

▪	commercial and industrial loans – increased to $568,000 from $250,000;

▪	one-to-four family residential and home equity loans – increased to $8.9 million from $8.4 million; and

▪	assets acquired through foreclosure – increased to $5.1 million from $4.1 million;

•	Specific reserves related to nonperforming loans totaled $4.0 million as compared to $4.3 million at December 31, 2009;

•	Delinquent loans 30 to 90 days totaled $1.1 million compared to $3.6 million at December 31, 2009.

Commenting on the first quarter 2010 performance, Thomas M. Petro, President and Chief Executive Officer of Fox Chase Bancorp said, “First quarter earnings were impacted by high credit costs although we experienced a leveling off of non-performing assets during the period.  Some of our customers continue to struggle in this economy even though selected indicators point toward economic recovery. While it is difficult to determine whether the business cycle has hit bottom, we believe we are entering a time of great opportunity for well-capitalized banks with strong balance sheets and focused strategic plans.   Accordingly, on March 10, 2010, we announced the Company’s adoption of a Plan of Conversion and Reorganization, including undertaking a “second step” stock offering.  The conversion and reorganization will provide us with additional capital and balance sheet capacity to execute our business plan, grow market share and drive earnings growth as the economy recovers.”

Fox Chase Bancorp, Inc. is the mid-tier stock holding company of Fox Chase Bank. The Bank is a federally chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and ten branch offices in Bucks, Montgomery, Chester, Delaware and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENT OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2010	2009
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,782	$8,377
Interest on money market funds	--	38
Interest on mortgage related securities available-for-sale	3,612	3,255
Interest on investment securities available-for-sale
Taxable	77	124
Nontaxable	89	143
Dividend income	--	1
Other interest income	99	1
Total Interest Income	12,659	11,939
INTEREST EXPENSE
Deposits	4,578	4,379
Federal Home Loan Bank advances	1,217	1,330
Other borrowed funds	427	429
Total Interest Expense	6,222	6,138
Net Interest Income	6,437	5,801
Provision for loan losses	891	395
Net Interest Income after Provision for Loan Losses	5,546	5,406
NONINTEREST INCOME
Service charges and other fee income	253	170
Net gain on sale of loans	--	3
Income on bank-owned life insurance	115	109
Other	35	65
Total Noninterest Income	403	347
NONINTEREST EXPENSE
Salaries, benefits and other compensation	2,983	2,850
Occupancy expense	499	495
Furniture and equipment expense	143	221
Data processing costs	369	385
Professional fees	262	266
Marketing expense	71	84
FDIC premiums	372	241
Other	481	409
Total Noninterest Expense	5,180	4,951
Income Before Income Taxes	769	802
Income tax provision	218	201
Net Income	$551	$601
Earnings per share:
Basic	$0.04	$0.05
Diluted	$0.04	$0.05

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)
	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS
Cash and due from banks	$69	$44
Interest-earning demand deposits in other banks	51,109	65,374
Total cash and cash equivalents	51,178	65,418
Investment securities available-for-sale	18,961	19,548
Mortgage related securities available-for-sale	378,203	402,919
Loans, net of allowance for loan losses of $10,721
at March 31, 2010 and $10,605 at December 31, 2009	645,093	631,296
Assets acquired through foreclosure	5,076	4,052
Federal Home Loan Bank stock, at cost	10,435	10,435
Bank-owned life insurance	12,782	12,667
Premises and equipment	10,996	11,137
Real estate held for investment	1,730	1,730
Accrued interest receivable	4,470	4,467
Mortgage servicing rights, net	652	683
Deferred tax asset, net	1,222	1,467
Other assets	15,625	7,999
Total Assets	$1,156,423	$1,173,818

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES

Deposits	$846,159	$858,277
Federal Home Loan Bank advances	126,088	137,165
Other borrowed funds	50,000	50,000
Advances from borrowers for taxes and insurance	2,062	2,119
Accrued interest payable	637	696
Accrued expenses and other liabilities	6,238	1,927
Total Liabilities	1,031,184	1,050,184
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized, none issued and outstanding at December 31, 2009 and
December 31, 2008)	--	--
Common stock ($.01 par value; 35,000,000 shares authorized,
14,679,750 shares issued and 13,609,187 shares outstanding at
March 31, 2010 and December 31, 2009	147	147
Additional paid-in capital	64,227	64,016
Treasury stock, at cost (1,070,563 shares at March 31, 2010 and
December 31, 2009)	(11,814)	(11,814)
Common stock acquired by benefit plans	(6,717)	(6,862)
Retained earnings	72,145	71,604
Accumulated other comprehensive income, net	7,251	6,543
Total Stockholders' Equity	125,239	123,634

Total Liabilities and Stockholders' Equity	$1,156,423	$1,173,818

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	March 31,	December 31,	March 31,
	2010	2009	2009
CAPITAL RATIOS:
Total Stockholders’ Equity (to Total Assets) (1)	10.83%	10.53%	10.92%
Tier 1 capital (to adjusted assets) (2)	9.37	8.51	8.91
Tier 1 risk–based capital (to risk-weighted assets) (2)	16.12	15.41	16.40
Total risk-based capital (to risk-weighted assets) (2)	17.33	16.57	17.35

ASSET QUALITY INDICATORS:

Nonperforming loans (3)	$28,523	$29,680	$6,535
Assets acquired through foreclosure	5,076	4,052	--
Total nonperforming assets	$33,599	$33,732	$6,535
Ratio of nonperforming loans to total loans	4.35%	4.62%	1.05%
Ratio of nonperforming assets to total assets	2.91	2.87	0.58
Ratio of allowance for loan losses to total loans	1.63	1.65	1.05
Ratio of allowance for loan losses to nonperforming loans	37.59	35.73	99.62

	At or for the Three Months Ended;
	March 31,	December 31,	March 31,
	2010	2009	2009
PERFORMANCE RATIOS (4):
Return on average assets	0.19%	(0.82)%	0.25%
Return on average assets	1.76	(7.62)	1.97
Net interest margin	2.26	2.20	2.45

OTHER:
Book value per share	$9.20	$9.08	$8.87
Employees (full-time equivalents)	135	138	137
_____________________________
(1)        Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2)        Represents capital ratios of Fox Chase Bank
(3)        Includes nonaccruing loans and accruing loans past due 90 days or more
(4)        Annualized